Exhibit 8.1

51 LOUISIANA AVENUE, N.W.  •  WASHINGTON, D.C.  20001.2113
TELEPHONE: +1.202.879.3939 • FACSIMILE: +1.202.626.1700

March 29, 2021

STERIS Plc
70 Sir John Rogerson’s Quay
Dublin 2, Ireland, D02 R296

Ladies and Gentlemen:

We have acted as counsel to STERIS Plc (“STERIS”), an Irish public limited company, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Commission on March 29, 2021 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Agreement and Plan of Merger, dated as of January 12, 2021 and amended on March 1, 2021 (and as amended and supplemented through the date hereof, the “Merger Agreement”), by and among STERIS, Cantel Medical Corp. (the “Company”), a Delaware corporation, Solar New US Holding Co, LLC (“US Holdco”), a Delaware limited liability company and an indirect subsidiary of STERIS, and Crystal Merger Sub 1 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco. Any capitalized terms used but not defined herein have the meaning given to such terms in the Merger Agreement (and any amendment thereto).

In providing our opinion, we have examined the Merger Agreement (and any amendment thereto), the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that (i) the transactions will be consummated in accordance with the provisions of the Merger Agreement (and any amendment thereto) and as described in the Registration Statement (and no transaction or condition described therein will be waived by any party), (ii) the statements concerning the transactions and the parties thereto set forth in the Merger Agreement (and any amendment thereto) and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of each transaction contemplated by the Merger Agreement, (iii) the statements and representations made by the Company and STERIS in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of each transaction contemplated by the Merger Agreement, (iv) any such statement or representation set forth in the Merger Agreement (and any amendment thereto), the Registration Statement or the Officer’s Certificates that is qualified by belief, knowledge, intention, materiality or any comparable or similar qualification, is and will be true, complete and correct as if made without such qualification, (v) the parties to the Merger Agreement and their respective subsidiaries will treat the transactions for U.S. federal income tax purposes in a manner consistent with this opinion, (vi) such parties have complied with and will continue to comply with the obligations, covenants and agreements contained in the Merger Agreement (and any amendment thereto) and (vii) there will be no change in applicable U.S. federal income tax law from the date hereof through the effective time of each transaction contemplated by the Merger Agreement. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement, the Registration Statement, or the Officer’s Certificates, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.
AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT
DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE
MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO
SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

March 29, 2021

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PRE-CLOSING MERGER, THE PRE-CLOSING CONVERSION, THE FIRST MERGER AND THE SECOND MERGER―U.S. HOLDERS―U.S. Federal Income Tax Consequences of the Pre-Closing Merger and the Pre-Closing Conversion to U.S. Holders of Shares of Cantel Common Stock” and “―U.S. Federal Income Tax Consequences of the First Merger and the Second Merger to U.S. Holders of Shares of Canyon Newco Common Stock,” insofar as such discussion constitutes statements of U.S. federal income tax law, constitutes our opinion as to the material U.S. federal income tax consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger, in each case, to the U.S. holders (as defined in the Registration Statement).

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement (and any amendment thereto) or the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Mergers, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform STERIS of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Mergers and therefore is prospective and dependent on future events.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Jones Day